EXHIBIT 99

    Frontier Financial Corporation Received Regultory Approval for
             Purchase of up to 20.0% of Skagit State Bank

    EVERETT, Wash.--(BUSINESS WIRE)--Feb. 22, 2005--Frontier Financial Corporation (Nasdaq:FTBK) announced Federal Reserve Bank approval to purchase up to 20.0% of the common stock of Skagit State Bank stock, headquartered in Burlington, Washington. Frontier made an initial purchase of 35,000 shares in December 2004 representing 4.95%. A second purchase of 22,500 shares was made today representing an additional 3.2% for a cumulative total of 8.13%. A third purchase of 22,500 shares will be made in July 2005 representing an additional 3.2% for a cumulative total ownership of 11.3%.
    Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank. Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

    CERTAIN FORWARD-LOOKING INFORMATION -- This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing Frontier of the protections of the safe harbor provisions of the PSLRA. The forward-looking statements contained herein are subject to factors, risks and uncertainties that may cause actual results to differ materially from those projected. The following items are among the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions, including their impact on capital expenditures; business conditions in the banking industry; recent world events and their impact on interest rates, businesses and customers; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive standards; competitive factors, including increased competition with community, regional and national financial institutions; fluctuating interest rate environments; higher than expected loan delinquencies; and similar matters. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only at the date of this release. Frontier undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review the risk factors described in this and other documents Frontier files from time to time with the Securities and Exchange Commission, including Frontier's 2003 Form 10-K.

    CONTACT: Frontier Financial Corporation
             Michael J. Clementz, 360-598-8003
             or
             Frontier Bank
             John J. Dickson or Lyle Ryan, 425-514-0700